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                                  Exhibit 23(j)

                          Independent Auditors Consent

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                                      C-12

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of Montgomery Variable Series: Growth Fund, Montgomery Variable Series: Emerging Markets Fund and Montgomery Variable Series: Small Cap Opportunities Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "General Information" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

San Francisco, CA
April 5, 1999